Exhibit 99.1

Hercules Capital Completes 5-Year Investment Grade Bond Offering of $70.0 Million of 4.31% Notes due June 2025

PALO ALTO, Calif., June 3, 2020 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”) today announced the completed issuance of a private offering in aggregate principal amount of $70.0 million 4.31% Notes due June 2025 (the “June Notes”). On February 5, 2020, the Company completed the initial issuance of $50.0 million 4.28% Notes due February 2025, which were initially assigned a BBB+ rating by Kroll Bond Rating Agency.

The June Notes are unsecured and bear an interest rate of 4.31% per year, payable semiannually and will mature on June 3, 2025, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at any time plus a premium, if applicable. The issuance of $70.0 million of the June Notes occurred on June 3, 2020.

The Company expects to use the net proceeds from this offering (i) to pay down existing credit facilities, (ii) to fund investments in debt and equity securities in accordance with its investment objective, and (iii) for other general corporate purposes.

Goldman Sachs & Co. LLC was the sole placement agent of this offering.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $10.2 billion to over 500 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under ticker symbol HTGC. In addition, Hercules has two retail bond issuances of 5.25% Notes due 2025 (NYSE: HCXZ) and 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com